Exhibit 2.7

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**ACT**"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

NEWLEAD HOLDINGS LTD.

SENIOR CONVERTIBLE PROMISSORY NOTE

$1,000,000.00 February 5, 2013

FOR VALUE RECEIVED, NewLead Holdings Ltd., a Bermuda company (the "**Company**"), promises to pay to Good Faith Credit LLC ("**Holder**"), or its registered assigns, the principal sum of One Million Dollars ($1,000,000.00) together with (i) simple interest (the "**Cash Interest**") from the date of this Senior Convertible Promissory Note (this "**Note**") on the unpaid principal balance at a rate equal to ten percent (10%) per annum, computed daily and on the basis of the actual number of days elapsed and a year of 365 days, and (ii) the issuance of common shares of the Company, par value $0.01 per share (the "**Common Shares**"), at a rate of five percent (5%) (the "**PIK Interest**") of the outstanding principal balance per annum, computed daily and on the basis of the actual number of days elapsed and a year of 365 days, at the PIK Payment Price (as defined below), unless the Company elects to pay such amount due under (ii) in cash.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. ***Payment Terms.***

(a) *Principal.* The outstanding principal balance is due and payable on August 4, 2014 or such earlier date as this Note may be prepaid on or which payment is accelerated as provided herein (the "**Maturity Date**").

(b) *Cash Interest and PIK Interest* Any accrued and unpaid Cash Interest on this Note and any accrued and unissued or unpaid PIK Interest shall be due and payable in semi-annual installments on August 15, 2013 and February 14, 2014, concluding with the final installments on the Maturity Date. If the Note Value (as defined below) is converted in accordance with Section 2, any accrued and unissued or unpaid PIK Interest shall be due and issuable or payable on the Conversion Date.

(c) *Voluntary Prepayment.* The outstanding principal balance of the Note may be prepaid by the Company at any time, together with any then accrued and unpaid Cash Interest and any then accrued and unissued or unpaid PIK Interest.

2. ***Conversion.***

(a) *Voluntary Conversion.* Subject to Section 2(e), at any time after the date hereof and until this Note is no longer outstanding, the outstanding principal balance and all accrued and unpaid Cash Interest thereon as of such date (collectively, the "**Note Value**") shall be convertible, in whole or in part, into Common Shares at Holder's option, at any time and from time to time, at a rate of one (1) Common Share for each $0.82, subject to adjustment pursuant to Section 6 (the "**Conversion Price**"), of Note Value on the Conversion Date (as defined below). Holder shall effect conversions by delivering to the Company a Notice of Conversion specifying therein the Note Value to be converted and the date on which such conversion shall be effected (such date, the "**Conversion Date**"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Conversions hereunder shall have the effect of lowering the outstanding principal balance of the Note in an amount equal to the applicable conversion. Holder and the Company shall maintain records showing the Note Value(s) converted and the date(s) of such conversion(s).

(b) *Termination of Rights Under this Note.* Immediately upon the last Conversion Date on which the full Note Value has been converted, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on the Conversion Date, except only the right of Holder to receive the shares to which it is entitled as a result of the conversion on the Conversion Date under the terms, and subject to conditions, of this Note.

(c) *Taxes or other Issuance Charges.* The issuance of any Common Shares upon conversion of this Note, and the delivery of certificates or other instruments representing the same, shall be made without charge to Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d) *Holder Not a Shareholder.* Holder shall not have, solely on account of such status as a holder of this Note, any rights of a shareholder of the Company, either at law or in equity, or any right to any notice of meetings of shareholders or of any other proceedings of the Company until such time as this Note has been converted pursuant to Section 2(a), at which time Holder shall be deemed to be the holder of record of Common Shares, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Common Shares shall not then have been actually delivered to Holder.

(e) *Reservation of Common Shares Issuable Upon Conversion.* The Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of Common Shares from time to time issuable upon such conversion and, if at any time, the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to its Amended and Restated Memorandum of Association.

(f) *Fractional Shares.* No fractional Common Shares shall be issued upon conversion of this Note. In lieu thereof, the Common Shares otherwise issuable shall be rounded up or down to the nearest whole Common Share.

(g) *Securities Act of 1933.* Upon conversion of this Note, Holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the Common Shares issuable upon conversion hereof are being acquired for investment only and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

3. ***Events of Default***. The occurrence of any of the following shall constitute an "**Event of Default**" under this Note:

(a) *Failure to Pay.* The Company shall fail to pay when due any Cash Interest or pay or issue when due any PIK Interest payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) business days of the Company's receipt of written notice to the Company of such failure to pay; or

(b) *Representations and Warranties.* Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Holder in writing in connection with this Note, or as an inducement to Holder to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(c) *Voluntary Bankruptcy or Insolvency Proceedings.* The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(d) *Involuntary Bankruptcy or Insolvency Proceedings.* Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof, under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

4. ***Rights of Holder upon Event of Default or Qualified Financing***. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(c) or 3(d)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding Obligations (as defined below) payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(c) and 3(d) or a Qualified Financing, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both. In addition, the Cash Interest rate on this Note shall be increased from ten percent (10%) per annum to thirteen percent (13%) per annum, computed and compounding daily and on the basis of the actual number of days elapsed and a year of 365 days.

5. *Interest and Anti-Dilution Adjustment on Incurrence of Future Debt Securities*. If and whenever on or after the date hereof the Company issues any debt security which has an interest rate of more than 15% (taking into account any original issue discount), then, immediately after such issuance, the interest rate on this Note shall be adjusted to such higher interest rate. Any such adjustment shall be made by raising the Cash Interest, rather than by increasing the PIK Interest on this Note. If and whenever on or after the date hereof the Company issues any additional debt security that is convertible into Common Shares and which has anti-dilution provisions that are more favorable than the provisions in Section 6 hereof, then this Note shall have the benefit of such anti-dilution provisions as if this Note contained such anti-dilution provisions effective immediately upon the issuance of the convertible debt security.

6. *Certain Adjustments*. The number and class or series of shares into which this Note may be converted under Section 5 shall be subject to adjustment in accordance with the following provisions:

(a) *Adjustment for Reorganization, Recapitalization or Merger*. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), any merger or consolidation of the Company with or into another entity (excluding a merger or consolidation in which the Company is the continuing entity that does not result in any reclassification or reorganization of the Common Shares) or any sale or conveyance to another corporation or entity of all or substantially all of the assets or other property of the Company in connection with which the Company is dissolved, all necessary or appropriate lawful provisions shall be made so that Holder shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization, recapitalization or merger if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 6. If the per share consideration payable to Holder for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Corporation's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization or merger upon conversion of this Note.

(b) *Adjustments for Split Subdivision or Combination of Shares*. If the Company at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Corporation at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

7. *Definitions*. As used in this Note, the following capitalized terms have the following meanings:

"**Event of Default**" has the meaning given in Section 3 hereof.

"**Holder**" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"**Obligations**" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, Common Shares, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 *et seq.*), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"**Person**" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"**PIK Payment Price**" shall mean an amount equal to ninety-five percent (95%) of the arithmetic average of the daily VWAPs of the Common Shares on the five (5) trading days prior to and beginning with the date two (2) business days before the Maturity Date or the Conversion Date.

"**Qualified Financing**" shall mean the issuance by the Company of more than Three Million Dollars ($3,000,000.00) in unsecured debt following the date hereof.

"**Securities Act**" shall mean the Securities Act of 1933, as amended.

"**VWAP**" of any security on any trading day means the volume-weighted average price of such security on such trading day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a trading day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such trading day (or if such source ceases to be available, comparable source selected by Holder and acceptable to the Company in its reasonable judgment); *provided, however,* that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments reasonably acceptable to Holder for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Shares of rights or warrants to purchase shares of Common Shares, (vi) distribution by the Company to all holders of Common Shares of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Shares, in each case which occur, or with respect to which the "ex" date occurs, during such period; *provided, further, however*, that if on any trading day there shall be no reported volume-weighted average price of such security, the "VWAP" on such trading day shall mean the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the OTC Markets Group, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any FINRA member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

8. ***Miscellaneous*****.**

(a) *Successors and Assigns; Transfer of this Note*

(i) Subject to the restrictions on transfer described in this Section 8(a), the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or any securities issued pursuant to, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(a) that the evidence is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

(b) *Waiver and Amendment.* Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

(c) *Notices.* All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, e-mailed or delivered to each party at the respective addresses of the parties as set forth below, or at such other address or facsimile number as the Company shall have furnished to Holder in writing.

If to the Company:

NewLead Holdings Ltd.
83 Akti Miaouli & Flessa
185 38 Piraeus, Greece
E-Mail: [________________]
Attention: Michail S. Zolotas

If to Holder:

Good Faith Credit LLC
825 Third Avenue, 34th Floor
New York, NY 10022

All such notices or communications shall be deemed to be received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent; (iii) in the case of electronic mail, upon confirmed receipt; and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

(d) *Usury.* In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e) *Governing Law.* This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(f) *Payment of Expenses*. Company agree to pay all debts and expenses, including reasonable attorneys' fees, which may be incurred by Holder in enforcing this Note and/or collecting any amount due under this Note.

9. *Waiver of Jury Trial; Judicial Reference.* Each of the Company and Holder of this Note (by accepting this Note) hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Note. Each of the Company and Holder of this Note (by accepting this Note): (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; and (b) acknowledges that it and the other parties hereto have been induced to issue or accept this Note, as the case may be, by, among other things, the mutual waivers and certifications in this paragraph.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

NEWLEAD HOLDINGS LTD.

By: ______________________________
Name: Michail S. Zolotas
Title: CEO / Director